Exhibit 99.1

EVERYWARE GLOBAL ANNOUNCES APPOINTMENT OF ELLEN B. RICHSTONE TO BOARD OF DIRECTORS

Lancaster, OH – November 12, 2014 – EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY), today announced that Ellen B. Richstone has been appointed to the Company’s Board of Directors, effective the day after the filing of the Company’s third quarter financials. Ms. Richstone has also been named Chair of the Company’s Audit Committee.

Ms. Richstone brings over 38 years of operating and executive leadership to EveryWare. From an operating perspective, Ms. Richstone served as the President and CEO of the Entrepreneurial Resources Group, growing the Company by a multiple of three in a two year time period. She has also been a Chief Financial Officer for both public and private companies ranging in size from early stage up to US$3 Billion in revenue and is a former Fortune 500 CFO. As a Board Member, she has experience as a Financial Expert, Audit Committee Chair, Compensation Committee member, and Nominating Committee Chair. She was the Financial Expert on the American Power Conversion Board until its sale for US $6.0 billion in cash, an 82% premium.

Sam Solomon, Chief Executive Officer of EveryWare stated, “We are very pleased that Ellen is joining EveryWare’s Board of Directors. Ellen is a seasoned executive and board member who brings a wealth of finance knowledge and operational experience to our board and her extensive leadership experience will make her a valuable asset to our team. We expect she will add many valuable contributions as we continue to transform this business.”

Ms. Richstone is currently on the Board of Bioamber (NYSE: BIOA) and eMagin (NYSE: EMAN) in addition to being on the Board of the National Association of Corporate Directors-New England Chapter (NACDNE). She is also a member of the Corporate Directors Group, the Board Leaders Group, and the Women Corporate Directors Organization. In 2013, she was awarded the first annual Distinguished Director Award from the Corporate Directors Group, an organization of 1400 public company directors nationwide.

About EveryWare

EveryWare (Nasdaq: EVRY) is a leading marketer of tabletop and food preparation products for the consumer, foodservice, and specialty markets. The Company offers a comprehensive line of tabletop and food preparation products, such as bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, banquetware, and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products. Additional information can be found on EveryWare’s Investor Relations Website: http://investors.everywareglobal.com/.

Forward Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “tentative”, “proposal”, “offers”, “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, covenant compliance, liquidity and other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company’s Annual Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contact:

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

2